AMENDMENT TO
                            STOCK OPTION AGREEMENT(S)



         WHEREAS, GLOBAL NATURAL RESOURCES INC. ("Global") has previously adopted the GLOBAL NATURAL RESOURCES INC. KEY EMPLOYEE STOCK OPTION PLAN (1989) and the GLOBAL NATURAL RESOURCES INC. 1992 STOCK OPTION PLAN (collectively, the "Global Option Plans"); and

         WHEREAS, Section 3.3 of the Agreement and Plan of Merger (the "Merger") by and among Seagull Energy Corporation ("Seagull"), GNR Merger Corporation and Global Natural Resources Inc. dated as of July 22, 1996 (the "Merger Agreement") provides that options outstanding under the Global Option Plans (the "Global Options") shall be assumed by Seagull and become options to purchase Seagull common stock in accordance with the provisions thereof; and

         WHEREAS, in conjunction with the Merger, Seagull agreed to adopt a policy (the "Policy") of vesting and extending the exercise period of Global Options granted to Retained Employees (as such term is defined in the Merger Agreement) who terminate employment with Global or Seagull on or before the second anniversary of the Effective Time (as such term is defined in the Merger Agreement); and

         WHEREAS, certain nonstatutory stock options (the "Options") have heretofore been granted to the undersigned employee of Global, who is subject to the Policy (the "Employee"), that are currently outstanding under the Global Option Plans, each of such Options being listed on the schedule attached hereto and evidenced by a Nonstatutory Stock Option Agreement (the "Agreements"); and

         WHEREAS, the Employee's employment with the Company has been terminated and Seagull desires to amend the Agreements in certain respects;

         NOW, THEREFORE, the Agreements shall be amended as follows, effective as of _______________ (Employee's employment termination date):

         1. The vesting schedule contained in the Agreements shall be waived and all Options outstanding under such Agreements shall be exercisable in full.

         2. Notwithstanding any provision in the Agreements to the contrary, all Options shall continue to be exercisable by the Employee, his estate or the person who acquires such Options by will or the laws of descent and distribution, at any time on or before the first anniversary of Employee's employment termination date.

         3. As amended hereby, the Agreements are specifically ratified and reaffirmed.



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         IN WITNESS  WHEREOF,  Seagull  has  caused  this  amendment  to be duly executed by one of its officers thereunto duly authorized, and the Employee has executed this amendment, effective as of ________________ (Employee's employment termination date).

                                                      SEAGULL ENERGY CORPORATION



                                                      By _______________________




                                                      --------------------------
                                                      Employee